Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Owl Rock Capital Corporation:

We consent to the use of our reports, dated February 23, 2021, with respect to the consolidated financial statements of Owl Rock Capital Corporation, the effectiveness of internal control over financial reporting, and the senior securities table, incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form N-2.

/s/ KPMG LLP

New York, New York

August 19, 2021